Exhibit 10.2

THIRD AMENDMENT

to

Export-import bank Loan and security agreement

This Third Amendment to Export-Import Bank Loan and Security Agreement (this “Amendment”) is entered into this 21st day of August, 2013, by and between Silicon Valley Bank (“Bank”) and Aehr Test Systems, a California corporation (“Borrower”) whose address is 400 Kato Terrace, Fremont, CA 94539.

Recitals

A.     Bank and Borrower have entered into that certain Export-Import Bank Loan and Security Agreement dated as of August 25, 2011 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Ex-Im Loan Agreement”).

B.     Bank has extended credit to Borrower for the purposes permitted in the Ex-Im Loan Agreement.

C.     Borrower has requested that Bank amend the Ex-Im Loan Agreement to (i) extend the maturity date, (ii) amend the sublimits related to the Advances, and (iii) make certain other revisions to the Ex-Im Loan Agreement as more fully set forth herein.

D.     Bank has agreed to so amend certain provisions of the Ex-Im Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Ex-Im Loan Agreement.

2.     Amendments to Ex-Im Loan Agreement.

2.1     Section 2.1.1 (Maximum Advances). Section 2.1.1(b)(i) is amended in its entirety and replaced with the following:

(i)     Maximum Advances; Aggregate Cap. The aggregate amount of the Advances shall not exceed the lesser of (A) Two Million Dollars ($2,000,000) or (B) the Borrowing Base. In addition and notwithstanding the foregoing, the sum of (1) the aggregate amount of Advances outstanding, plus (2) the aggregate amount of Domestic Advances outstanding, shall not at any time exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

2.2     Section 2.1.1 (Maximum Advances). Section 2.1.1(b)(ii) is amended by replacing the reference to “One Million Eighty Thousand Dollars ($1,080,000)” with “One Million Two Hundred Thousand Dollars ($1,200,000)”.

2.3     Section 2.1.1 (Overadvances). Section 2.1.1(j) is amended in its entirety and replaced with the following:

(j)     Overadvances. If, at any time during which Borrower is Borrowing Base Eligible, the outstanding principal amount of the Advances exceeds the least of (i) Two Million Dollars ($2,000,000), (ii) Two Million Five Hundred Thousand Dollars ($2,500,000) minus the aggregate amount of Domestic Advances outstanding, or (iii) the Borrowing Base, Borrower shall immediately pay to Bank in cash such excess.

2.4     Section 2.2.3 (Finance Charges). The third sentence of Section 2.2.3 is amended in its entirety and replaced with the following:

At all times that Borrower is Borrowing Base Eligible, Borrower will pay a Finance Charge on the unpaid principal balance of the Advances which is equal to the Applicable Rate divided by the Advance Rate divided by three hundred sixty (360) multiplied by the number of days each such Advance is outstanding multiplied by the unpaid principal balance of such Advance divided by the Advance Rate.

2.5     Section 13 (Definitions). The definition of “Advance Rate” in Section 13.1 is amended by replacing the reference to “seventy-five percent (75%)” with “seventy percent (70%).”

2.6     Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Business Plan” means Borrower’s business plan delivered to Bank dated June 25, 2013.

“Maturity Date” means August 22, 2014.

2.7     Exhibit A (Collateral). Exhibit A to the Ex-Im Loan Agreement is hereby replaced with Exhibit A attached hereto.

2.8     Exhibit D (Borrowing Base Certificate). The Borrowing Base Certificate is amended in its entirety and replaced with the Borrowing Base Certificate in the form of Exhibit D attached hereto.

3.     Limitation of Amendments.

3.1     The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.     Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Ex-Im Loan Agreement, as amended by this Amendment;

4.3     The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Ex-Im Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.     Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.     Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of an amendment fee in an amount equal to Sixteen Thousand Three Hundred Fifty Dollars ($16,350) (which fee covers both this Amendment and the Third Amendment to Loan and Security Agreement between Borrower and Bank executed as of the date hereof), (c) Borrower’s execution and delivery to Bank of a Third Amendment to Loan and Security Agreement, Joint Application for Export Working Capital Guarantee, Borrower Agreement, Economic Impact Certificate and Intellectual Property Security Agreement, each in the form presented to Borrower by Bank, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Aehr Test Systems

By:	/s/ Minal Patel	By:	/s/ Gary L. Larson
Name:	Minal Patel	Name:	Gary L. Larson
Title:	Relationship Manager/V.P	Title:	VP,CFO

[signature page of Third Amendment to Loan and Security Agreement]

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles) accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not be deemed to include: (a) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (b) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (c) any interest of Borrower as a lessee or sublessee under a real property lease; (d) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such transfer is unenforceable under applicable law); or (e) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank.

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Aehr Test Systems	Bank: Silicon Valley Bank

FOREIGN ACCOUNTS RECEIVABLE FROM EXPORT ACTIVITIES
1. Foreign Accounts Book Value as of ____________	$____________
2. Additions (please explain on reverse)	$____________
3. Less: Intercompany / Employee / Non-Trade Accounts	$____________
4. NET FOREIGN ACCOUNTS	$____________

ACCOUNTS RECEIVABLE DEDUCTIONS
5. Accounts over 90 days past invoice (or 60 days if not ExIm insured)	$____________
6. Credit Balances	$____________
7. Accounts with terms greater than 180 days	$____________
8. Governmental and Military Accounts	$____________
9. Contra Accounts	$____________
10. Progress billings, Promotion, Demo, Bill and Hold, Guaranteed Sale or Consignment Accounts	$____________
11. Related Account Debtor Accounts	$____________
12. Disputed Accounts; Insolvent Account Debtor Accounts	$____________
13. Accounts arising from the sale of defense articles or items	$____________
14. Accounts excluded under the Borrower Agt	$____________
15. Accounts from sales not in the ordinary course of business	$____________
16. Accounts not owned by Borrower	$____________
17. Accounts without invoices	$____________
18. Accounts outside U.S.	$____________
19. Accounts in countries prohibited by EX-IM	$____________
20. Accounts supported by LCs not accepted by EX-IM	$____________
21. Accounts billed and payable outside the U.S.	$____________
22. Accounts denominated in non-U.S. currency (unless approved)	$____________
23. Accounts that do not comply with the terms of sale set forth by EX-IM	$____________
24. Accounts arising from sales of Items that do not meet 50% U.S. Content requirements	$____________
25. Pre-billings; Product Returns, Rejections, Repossessions	$____________
26. Accounts determined doubtful	$____________
27. Other	$____________
28. TOTAL ACCOUNTS DEDUCTIONS	$____________
29. Eligible Accounts (No. 4 - No. 28)	$____________
30. Accounts billed in non-US currency not hedged	$____________
31. Eligible Accounts (No. 29 – No. 30)	$____________
32. Loan Value of Accounts (90% of No. 31)	$____________
33. Loan Value of Accounts not hedged (70% of No. 30)	$____________
34. Loan Value of all Accounts (No. 32 plus No. 33)	$____________

INVENTORY
35. Eligible Inventory Value as of _______________	$____________

INVENTORY DEDUCTIONS
36. Inventory located at a non-disclosed locations	$____________
37. Inventory located outside of the U.S.	$____________
38. Inventory placed or held on consignment	$____________
39. Inventory produced in violation of Fair Labor Standards Act; Hot goods	$____________
40. Inventory that does not meet 50% U.S. Content requirements	$____________

41. Demo Inventory	$____________
42. Proprietary software	$____________
43. Damaged, obsolete, returned, defective, recalled or unfit Inventory	$____________
44. Previously exported Inventory	$____________
45. Inventory that constitutes defense articles	$____________
46. Inventory related to nuclear power	$____________
47. Inventory destined for countries prohibited by EX-IM	$____________
48. Inventory that is eligible inventory under any other facility	$____________
49. Capital Goods unless in accordance with Economic Impact Approval	$____________
50. TOTAL INVENTORY DEDUCTIONS	$____________
51. Eligible Inventory (No. 35 – No. 50)	$____________
52. ELIGIBLE AMOUNT OF INVENTORY (50% of No. 51)	$____________

BALANCES
53. Maximum Loan Amount	$2,500,000
54. Maximum EXIM Amount	$2,000,000
55. Advances Outstanding under Domestic Loan Agreement	$____________
56. Maximum EXIM Eligible [Least of 54, (No. 34 plus No. 52), or
(No. 53 minus No. 55)]	$____________
57. Present balance owing on EXIM Line of Credit	$____________
58. RESERVE POSITION [No. 56 minus No. 55 minus No. 57]	$____________

The undersigned represents and warrants that as of the date hereof the foregoing is true, complete and correct, that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Export-Import Bank Loan and Security Agreement, between Borrower and Bank, and the Borrower Agreement, executed by Borrower and acknowledged by Bank, each dated August 25, 2011, as may be amended from time to time, as if all representations and warranties were made as of the date hereof, and that Borrower is, and shall remain, in full compliance with its agreements, covenants, and obligations under such agreements. Such representations and warranties include, without limitation, the following: Borrower is using disbursements only for the purpose of enabling Borrower to finance the cost of manufacturing, purchasing or selling items intended for export. Borrower is not using disbursements for the purpose of: (a) servicing any of Borrower’s unrelated pre-existing or future indebtedness; (b) acquiring fixed assets or capital goods for the use of Borrower’s business; (c) acquiring, equipping, or renting commercial space outside the United States; or (d) paying salaries of non-U.S. citizens or non-U.S. permanent residents who are located in the offices of the United States. Additionally, disbursements are not being used to finance the manufacture, purchase or sale of all of the following: (a) Items to be sold to a Buyer located in a country in which the Export Import Bank of the United States is legally prohibited from doing business; (b) that part of the cost of the items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the items and is incorporated into the items in the United States; (c) defense articles or defense services or items directly or indirectly destined for use by military organizations designed primarily for military use (regardless of the nature or actual use of the items); or (d) any items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

Sincerely,

BORROWER:

AEHR TEST SYSTEMS By:_________________________________ Name:_______________________________ Title:________________________________ Date:________________________________	BANK USE ONLY Received By:___________________________ Date:_________________ Verified By:___________________________